UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 15, 2009

Date of Report (Date of earliest
event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA		94105
(Address of principal executive offices)		(Zip Code)

(415) 278-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 15, 2009, the Compensation Committee of the Board of Directors of The Gymboree Corporation (the "Company") granted restricted stock awards under the Company's 2004 Equity Incentive Plan (the "Plan") to certain of its named executive officers.  Each award contains performance criteria that must be satisfied during fiscal 2009.  At the end of fiscal 2009, the portion of the award that is earned will be determined based on actual performance and 25% of that earned portion, if any, will vest.  The remaining 75% of the earned portion of the award will vest in annual increments of 25% over three years provided that the executive remains employed by the Company.  The grants are as follows:

Name	Title	Number of Shares

Matthew K. McCauley	Chief Executive Officer	120,000

Kim M. Garcia	President	80,000

Blair W. Lambert	Chief Operating Officer and Chief Financial Officer	80,000

Marina Armstrong	Senior Vice President, Human Resources and Play & Music and Secretary	80,000

In addition, the Compensation Committee awarded Lynda Gustafson, the Company's Vice President and Corporate Controller, a discretionary bonus of $33,660 for fiscal 2008 performance and 8,000 restricted stock units (also under the Plan) with time-based vesting over a four-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
	By:	/s/ BLAIR W. LAMBERT
Dated: April 17, 2009		Name: Blair W. Lambert Title: Chief Operating Officer and Chief Financial Officer